Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-234765) pertaining to the 2019 Long Term Equity Incentive Plan of Aprea Therapeutics, Inc.,
(2)	Registration Statement (Form S-8 No. 333-250043) pertaining to the 2019 Long Term Equity Incentive Plan of Aprea Therapeutics, Inc.,
(3)	Registration Statement (Form S-3/A No. 333-250041) of Aprea Therapeutics, Inc.

of our reports dated March 16, 2021, with respect to the consolidated financial statements of Aprea Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 16, 2021